Exhibit 99.1

                                                               PRESS INFORMATION

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

RELEASE DATE      Immediate                          CONTACT  Ann Marie Luhr
                  July 28, 2006                               716-687-4225

                      MOOG'S THIRD QUARTER EPS INCREASE 19%
                      -------------------------------------

         Moog Inc. (NYSE: MOG.A and MOG.B) announced today third quarter earnings of $21.2 million or 50 cents per share, an increase of 19% over 42 cents per share a year ago. Sales for the quarter of $333 million were up 25% from $266 million last year.

         On a year-to-date basis, Moog's earnings per share were $1.46 up 22% from $1.20 in the year previous. Sales for the year of $966 million were up 25% from a year ago.

         Aircraft Segment sales of $130 million were up 15% from the same quarter last year. The most significant increases were in aftermarket, both military and commercial. Sales of original equipment for use on Boeing commercial transports and for business jets also increased.

         Space and Defense revenues of $36 million were up 17% from a year ago. The Company experienced increased demand for propulsion controls on commercial satellites and for electromechanical actuation on military vehicles and Naval ships.

         Industrial Segment sales of $100 million were up $18 million or 22% compared to last year. Sales of motion bases for flight-training simulators were up dramatically as a result of the Company's acquisition, last year, of FCS Controls. The Industrial Segment's core growth was over 8%, mostly the result of increased demand for controls on metal forming equipment and power generating turbines.

         In the Components Segment, sales of $61 million were up over 50%, largely the result of last year's acquisition of the Kaydon Power and Data Technologies Group. Sales of components were up in all of the Company's markets, but primarily in aircraft products, defense controls, medical equipment and the marine market for offshore oil drilling.

         The Company announced the formation of a new segment in Medical Devices. This Segment is comprised of Curlin Medical, an acquisition the Company made at the beginning of this year's third quarter. Curlin Medical is a manufacturer of infusion pumps. Sales in the quarter were $6.6 million. Operating profit was nicely positive before first-year purchase accounting adjustments which resulted in a loss of $239,000 in the quarter.

         The current backlog of $634 million is up 34% from the same quarter a year ago.

         "These are exciting times for our Company", said R. T. Brady, Chairman and CEO. "The Company is engaged in a number of intense aircraft development programs and at the same time integrating a number of acquisitions and generating continuing increases in EPS." The Company revised its guidance for the year ending in September '06. Sales are projected at $1.290 billion, net earnings at $80.8 million, and earnings per share of $1.96, a 20% increase over fiscal '05.

         The Company also provided its initial projection for fiscal '07. Sales are forecasted in the range of $1.421 billion to $1.441 billion, net earnings in the range of $94 million to $98 million, and earnings per share between $2.21 and $2.29. The mid-point of the EPS range at $2.25 would be a 15% increase over results projected for fiscal '06.

         Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment. Additional information about the Company's quarter ended July 1, 2006 can be found on its website, www.moog.com.

CAUTIONARY STATEMENT

Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products and industrial capital goods, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions and integrate the acquired businesses, and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses and that indemnification from the sellers of the acquired businesses for these liabilities will be limited or unavailable, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

                                    MOOG INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (dollars in thousands, except per share data)

                                           Three Months Ended             Nine Months Ended
                                      ----------------------------   ----------------------------
                                         JULY 1,        June 25,        JULY 1,        June 25,
                                          2006            2005           2006            2005
                                      ------------    ------------   ------------    ------------
Net sales                             $    333,463    $    266,032   $    965,743    $    770,572
Cost of sales                              224,710         181,303        652,495         529,530
                                      ------------    ------------   ------------    ------------
Gross profit                               108,753          84,729        313,248         241,042
                                      ------------    ------------   ------------    ------------
Research and development                    18,190          11,887         47,777          31,029
Selling, general and administrative         53,456          46,454        158,398         131,192
Interest                                     5,725           3,505         16,222           9,384
Other                                          121            (231)           759            (265)
                                      ------------    ------------   ------------    ------------
                                            77,492          61,615        223,156         171,340
                                      ------------    ------------   ------------    ------------
Earnings before income taxes                31,261          23,114         90,092          69,702
Income taxes                                10,019           6,462         30,591          22,305
                                      ------------    ------------   ------------    ------------
Net earnings                          $     21,242    $     16,652   $     59,501    $     47,397
                                      ============    ============   ============    ============
Net earnings per share
   Basic                              $       0.51    $       0.43   $       1.48    $       1.23
                                      ============    ============   ============    ============
   Diluted                            $       0.50    $       0.42   $       1.46    $       1.20
                                      ============    ============   ============    ============
Average common shares outstanding
   Basic                                41,730,254      38,613,997     40,099,743      38,603,248
                                      ============    ============   ============    ============
   Diluted                              42,444,350      39,541,572     40,798,377      39,504,880
                                      ============    ============   ============    ============

Note - The Company's financial statements include thirteen weeks for the three months ended July 1, 2006 and June 25, 2005 and 40 weeks for the nine months ended July 1, 2006 compared to 39 weeks for the nine months ended June 25, 2005.

                                    MOOG INC.
                     CONSOLIDATED SALES AND OPERATING PROFIT
                             (dollars in thousands)

                                           Three Months Ended             Nine Months Ended
                                      ----------------------------   ----------------------------
                                         July 1,        June 25,       July 1,         June 25,
                                          2006            2005           2006            2005
                                      ------------    ------------   ------------    ------------
NET SALES
   Aircraft Controls                  $    129,899    $    113,405   $    384,614    $    328,588
   Space and Defense Controls               36,134          30,835        112,154          94,918
   Industrial Controls                      99,541          81,444        286,361         235,075
   Components                               61,251          40,348        175,976         111,991
   Medical Devices                           6,638               -          6,638               -
                                      ------------    ------------   ------------    ------------
Net sales                             $    333,463    $    266,032   $    965,743    $    770,572
                                      ============    ============   ============    ============
OPERATING PROFIT AND MARGINS
   Aircraft Controls                  $     15,631    $     15,580   $     47,905    $     45,736
                                              12.0%           13.7%          12.5%           13.9%
   Space and Defense Controls                3,609           1,543         10,072           8,200
                                              10.0%            5.0%           9.0%            8.6%
   Industrial Controls                      12,006           8,240         35,241          20,996
                                              12.1%           10.1%          12.3%           8.9%
   Components                               10,065           5,907         28,535          15,589
                                              16.4%           14.6%          16.2%           13.9%
   Medical Devices                            (239)              -           (239)              -
                                              (3.6)%             -           (3.6)%             -
                                      ------------    ------------   ------------    ------------
Total operating profit                      41,072          31,270        121,514          90,521
                                              12.3%           11.8%          12.6%           11.7%
DEDUCTIONS FROM OPERATING PROFIT
   Interest expense                          5,725           3,505         16,222           9,384
   Stock compensation expense                  507               -          2,994               -
   Corporate expenses and other              3,579           4,651         12,206          11,435
                                      ------------    ------------   ------------    ------------
Earnings before Income Taxes          $     31,261    $     23,114   $     90,092    $     69,702
                                      ============    ============   ============    ============

                                    MOOG INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                        JULY 1,     September 24,
                                                         2006           2005
                                                     ------------   -------------
Cash                                                 $     47,110   $      33,750
Receivables                                               340,208         296,986
Inventories                                               265,383         215,425
Other current assets                                       60,776          53,897
                                                     ------------   -------------
        Total current assets                              713,477         600,058
Property, plant and equipment                             296,673         262,841
Goodwill                                                  421,634         378,205
Other non-current assets                                  106,121          62,223
                                                     ------------   -------------
        Total assets                                 $  1,537,905   $   1,303,327
                                                     ============   =============
Notes payable                                        $     16,919   $         885
Current installments of long-term debt                     16,921          17,035
Contract loss reserves                                     13,462          14,121
Other current liabilities                                 288,753         255,311
                                                     ------------   -------------
        Total current liabilities                         336,055         287,352
Long-term debt                                            365,371         330,977
Other long-term liabilities                               155,218         163,961
                                                     ------------   -------------
        Total liabilities                                 856,644         782,290
Shareholders' equity                                      681,261         521,037
                                                     ------------   -------------
        Total liabilities and shareholders' equity   $  1,537,905   $   1,303,327
                                                     ============   =============